UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 25, 2016

(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.

(Exact name of registrant as specified in its charter)

Canada	1-10351	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500, 122—1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Address of principal executive offices, including zip code)

306 / 933-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 25, 2016, Potash Corporation of Saskatchewan Inc. (the “Company”) entered into the Fourth Amending Agreement (the “Fourth Amending Agreement”) with the lenders named therein and The Bank of Nova Scotia, as agent (the “Agent”). The Fourth Amending Agreement amends the original credit facility, made as of December 11, 2009 (as amended by the First Amending Agreement, the Second Amending Agreement, the Third Amending Agreement and the Fourth Amending Agreement, the “Credit Facility”) among the Company, the lenders named therein and the Agent.

The amendments to the Credit Facility include, among others:

•	The extension of the maturity date for the Credit Facility from May 31, 2019 to May 31, 2020.

•	An increase in the maximum ratio permitted by the debt to capital covenant from 0.60:1 to 0.65:1.

•	The elimination of the long term debt to EBITDA covenant in its entirety.

The foregoing description is qualified in its entirety by reference to the Fourth Amending Agreement, which is filed hereto as Exhibit 4(a) and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

4(a)	Fourth Amending Agreement, made as of January 25, 2016, between Potash Corporation of Saskatchewan Inc., as borrower, and the lenders named therein and The Bank of Nova Scotia, as agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Robert A. Kirkpatrick
Name:	Robert A. Kirkpatrick
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Dated: January 29, 2016

Index to Exhibits

Exhibit Number	Exhibit Description

4(a)	Fourth Amending Agreement, made as of January 25, 2016, between Potash Corporation of Saskatchewan Inc., as borrower, and the lenders named therein and The Bank of Nova Scotia, as agent.